JRECK SUBS GROUP, INC.
                       2101 West State Road 434, Suite 100
                             Longwood, Florida 32779

                                 PROXY STATEMENT

                          Mailing Date: April 16, 2000

================================================================================
                                NOTICE OF MEETING
                                   To Be Held
                                  May 16, 2000
================================================================================
General

         This Proxy Statement is furnished to the holders of Common Stock, no par value per share (the "Common Stock"), of JRECK Subs Group, Inc. (the "Company") on behalf of the Company in connection with its solicitation of Appointments of Proxy in the form enclosed herewith for use at a meeting of shareholders (the "Meeting") to be held on May 16, 2000, and at any adjournments thereof. The Meeting will be held at 10:00 a.m. Florida time on the above date at the Hampton Inn, 151 Douglas Avenue, Altamonte Springs, FL 32714, Telephone:
(407) 869-9000. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting of Shareholders and are described herein.

         The cost of this solicitation of Appointments of Proxy will be borne by the Company. In addition to the solicitation of Appointments of Proxy by mail, certain officers, directors and regular employees of the Company, without additional remuneration, may solicit Appointments of Proxy personally or by telephone, telegraph or cable. Arrangements will also be made with brokerage firms and other nominee holders for forwarding proxy materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting of Appointments of Proxy

         The person named in the enclosed Appointment of Proxy as proxies to represent shareholders at the Meeting is Eric Swartz. An Appointment of Proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, the Appointment of Proxy will be vote FOR the change in name to Ultimate Franchise Systems, Inc. as described in Proposal 1 by casting an equal number of votes herein. On any other matters that may come before the meeting, each Appointment of Proxy will be voted in accordance with the best judgment of the proxies.

Revocability of Appointments of Proxy

         An Appointment of Proxy may be revoked by the shareholder at any time before it is exercised by filing, with the Secretary of the Company, a written revocation or a duly executed Appointment of Proxy bearing a later date, or by attending the Meeting and announcing his intention to vote in person.

Record Date and Voting Rights

         The close of business on April 3, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at The Meeting. Only those shareholders of record on that date will be entitled to vote on the proposals described herein.

         The voting securities of the Company are the shares of its Common Stock, of which 31,880,899 shares were issued and outstanding as of April 3, 2000. All other outstanding shares are entitled to one vote on each matter submitted for voting at the Meeting.

PROPOSAL NUMBER 1: APPROVAL OF CORPORATE NAME CHANGE

On March 15, 2000, the Board of Directors adopted, subject to shareholder approval, of a change in name from JRECK Subs Group, Inc. to Ultimate Franchise Systems, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS CHANGE IN NAME. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE NAME CHANGE UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSALS OF SHAREHOLDERS

It is expected that the next annual meeting of the Company's shareholders will be held on or about May 1, 2001. Any proposal of a shareholder which is intended to be presented at that meeting must be received by the Company at its principal executive offices at 2101 West State Road 434, Suite 100, Longwood, Florida, 32779, no later than 120 days prior to to May 1, 2001, in order to include such proposal in the porxy solicitation materials to be issued in connection with the meeting.

OTHER MATTERS

The Board of Directors knows of no other business which will be brought before the meeting. Should other mattes properly come before the meeting, the proxies will vote all Appointments of Proxy received according their the best judgement on such matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of the Company's Common Stock by those persons beneficially holding more than 5% of the Company's common stock or held by the company's executive officers and directors, and by all the Company's executive officers and directors as a group as of September 30, 1999. The address of each person is in care of the Company unless noted.

As used in the table, The term "beneficial ownership" means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed to have "beneficial ownership" of any security if such person has the right to acquire such security within sixty days.

--------------------------------------------------------------------------------
                       Name and                     Amount and
                      Address of      Officer        Nature of
    Number of         Beneficial         or         Beneficial       Percent of
     Shares             Owner         Director         Owner            Class
--------------------------------------------------------------------------------
  Common Stock      Christopher M.      Yes       (a) 5,569,300        18.18 %
                        Swartz
  Common Stock    Bradley L. Gordon     Yes           1,114,956         3.64 %
  Common Stock    Michael F. Cronin     Yes             500,000         1.63 %
  Common Stock    Eric Swartz           Yes                   0         0.00 %

       All Officers and Directors as a Group          7,184,256        23.46 %


(a) Includes 3,344,300 shares of the common stock owned by Tri-Emp Enterprises, Inc. Mr. Swartz is President and sole shareholder of Tri-Emp Enterprises, Inc. and as such, is deemed to have beneficial ownership of the shares of the Company owned by Tri-Emp Enterprises, Inc. It also includes 2,000,000 shares subject to options currently exercisable by Mr. Christopher Swartz and 225,000 shares subject to options exercisable by Tri-Emp Enterprises, Inc.

Directors, Executive Officers and Control Persons

 The following table sets forth certain information with respect to the executive officers and directors of the Company. Each director holds such position until the next annual meeting of the Company's shareholders and until his successor has been duly qualified and elected. Any of the Company's officers may be removed, with or without cause, by the company's board of directors.

--------------------------------------------------------------------------------
                               Director/Date
     Name               Age       Elected         Office or Position
--------------------------------------------------------------------------------

Christopher M. Swartz   29     Yes/10/23/98    Chairman, President and Chief
                                               Executive Officer
Bradley L. Gordon       46     Yes/10/23/98    Chief Operating Officer
Eric T. Swartz          33     Yes/10/23/98    Secretary
Michael F. Cronin       44          No         Chief Financial Officer/Treasurer
--------------------------------------------------------------------------------

Christopher M. Swartz has been Chairman, President and Chief Executive Officer of the Company since April, 1996 and Chairman, President and Chief Executive Officer of JRECK Subs, Inc. since September, 1995. From 1992 to 1995, he was Director of Operations of Lox, Stox & Bagels of Liverpool, Inc. Mr. Swartz is a graduate of Syracuse University. He is the second generation of his family to be involved with JRECK. Mr. Swartz is also the President of Tri-Emp Enterprises, Inc. and the brother of Eric Swartz.

Bradley L. Gordon has been Chief Operating Officer and Director of the Company since September, 1997. From September 1993 up to joining the company in 1997, he was president of Quality Franchise Systems, Inc. (the franchisor of Mountain Mike's Pizza), Quality Franchise Systems, Inc.'s Chief Executive Officer since 1992 and one of its directors since January, 1993. Before joining Quality Franchise Systems, Inc., he held various positions at Pace Membership Warehouse, Inc. in Denver, Co. from 1983 forward as an Executive Vice President-Sales; Senior Vice President-Operations and Vice President-Human Resources. Eric T. Swartz has been a Director and Secretary of the Company since April, 1996. He was awarded his J.D. degree and undergraduate degree from Syracuse University College of Law and Syracuse University respectively. From October, 1993 to the present he has been a partner in the Swartz Law Firm, P.C. and was associated with the law firm of Pease and Willer after graduating from law school in 1992. Mr. Swartz is the brother of Christopher M. Swartz.

Michael F. Cronin has been Chief Financial Officer of the Company since March 8, 1998 and Treasurer since January 1, 1999. He is a Certified Public Accountant who has managed his own practice, specializing in S.E.C audits and business and tax planning, since February, 1985. He has been licensed in New York State for 17 years. Mr. Cronin is a graduate of St. John Fisher College. From 1979 to 1985 Mr. Cronin was employed as a staff accountant and partner in a regional public accounting firm in Rochester, NY. Mr. Cronin served in the United States Marine Corps for three years and was honorably discharged in 1976.

Executive Compensation

The following table sets forth the cash compensation of the Company's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to the company of benefits such as health insurance premiums, and other benefits, furnished to the named executive officers, that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, however no executive officer named below received any such benefits in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

                                                              Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
                            Annual Compensation                                         Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------
   Name & Principal                                        Other Annual       Awards      Awards     Payouts    All Other
       Position            Year       Salary      Bonus    Compensation      ------------------------------------------------
                                                                             Restricted   Options       LTIP
                                                                             Stock in $   SARS (#)   Payouts($)
----------------------------------------------------------------------------------------------------------------------------
                           1999(c)   $  96,154     $ 0           $ 0           $ 0         0(d)        $ 0         $ 0
                        ----------------------------------------------------------------------------------------------------
 Christopher M. Swartz     1998      $ 175,000     $ 0           $ 0           $ 0      1,000,000      $ 0         $ 0
    President & CEO
                        ----------------------------------------------------------------------------------------------------
                           1997      $ 115,393     $ 0           $ 0           $ 0      1,000,000      $ 0         $ 0
----------------------------------------------------------------------------------------------------------------------------
                           1999(c)   $  39,000     $ 0           $ 0           $ 0          0          $ 0         $ 0
                        ----------------------------------------------------------------------------------------------------
     Gary E. Rowe          1998      $  51,000     $ 0           $ 0           $ 0          0          $ 0         $ 0
      Controller
                        ----------------------------------------------------------------------------------------------------
                           1997      $  52,600     $ 0           $ 0           $ 0          0          $ 0         $ 0
----------------------------------------------------------------------------------------------------------------------------
                           1999(c)   $ 102,500     $ 0           $ 0           $ 0          0          $ 0         $ 0
                        ----------------------------------------------------------------------------------------------------
   Bradley L. Gordon       1998      $ 150,000     $ 0       $ 60,000(b)       $ 0          0          $ 0         $ 0
Chief Operating Officer
                        ----------------------------------------------------------------------------------------------------
                           1997(a)   $  37,500     $ 0           $ 0           $ 0          0          $ 0         $ 0
----------------------------------------------------------------------------------------------------------------------------
                           1999(c)   $  84,615     $ 0           $ 0           $ 0          0          $ 0         $ 0
                        ----------------------------------------------------------------------------------------------------
   Michael F. Cronin       1998      $  93,750     $ 0           $ 0           $ 0          0          $ 0         $ 0
Chief Financial Officer
                        ----------------------------------------------------------------------------------------------------
                           1997      $       0     $ 0           $ 0           $ 0          0          $ 0         $ 0
----------------------------------------------------------------------------------------------------------------------------

(a) Does not include compensation earned at Mountain Mike's prior to acquisition by the company in Oct., 1997.
(b)      Relocation expense reimbursement.
(c) Due to a change in fiscal years, 1999 compensation covers only a nine month period.
(d) Options on 2,000,000 shares granted to Mr. Swartz in 1997 and 1998 were modified and regranted in 1999.

Employment Contracts:

Only Mr. Gordon and Mr. Cronin have employment contracts with the Company. The following table summarizes the significant terms of these agreements:

===================================================================================================================
                                                                                        Termination
                                                   Commencement              Initial       Clause     Change in
        Name                   Position                Date         Term      Annual       Salary      Control
                                                                           Compensation Continuation Arrangement
                                                                                           Period
-------------------------------------------------------------------------------------------------------------------
  Bradley L. Gordon        Chief Operating        Sept 22, 1997   3 Years   $ 150,000    12 Months        No
                           Officer/Director
  Michael F. Cronin    Chief Financial Officer    July 31, 1998   3 Years   $ 125,000    12 Months        No
                       Chief Financial Officer
-------------------------------------------------------------------------------------------------------------------

Options and Rights Granted to Purchase Common Stock:

The following table summarizes options and rights to purchase common stock that were granted or issued to executive officers and directors over each of the last two fiscal years:

----------------------------------------------------------------------------------------------------------------------------
                                          Number   Number of                                        Percent of   Promissory
                                       of options  Shares of                           Exercise       Total          Note
                                         Granted    Common       Date of               Price or      Options       Payable
                                          (in        Stock      Grant or   Expiration  Purchase      Granted        to the
     Name              Position          shares)   Purchased    Purchase      Date        Price    During Year    Company(1)
----------------------------------------------------------------------------------------------------------------------------
 Christopher M.     President & CEO    1,000,000                08/29/99     12/29/00     $0.29
    Swartz                             1,000,000                08/29/99     08/03/01     $0.29      1999-95%
 Bradley L. Gordon  Chief Operating                  500,000    09/22/97        N/A       $3.00                  $1,500,000
                        Officer                      500,000    07/30/98        N/A       $1.38                   $ 687,500
 Michael F. Cronin  Chief Financial                  500,000    07/30/98        N/A       $1.38                    $687,500
                        Officer
----------------------------------------------------------------------------------------------------------------------------

(1) Mr. Gordon and Mr. Cronin each purchased common shares of the Company and paid for such purchases by a promissory note(s). The notes call for annual interest at 9.5% with principal and interest due three years from purchase date. Both Mr. Gordon and Mr. Cronin have the right to require the Company to repurchase their shares as consideration for the cancellation of the note.

         The following table sets forth information regarding the value of Options and Stock Appreciation Rights granted to officers of the Company during 1999:

----------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities Underlying      Value of In-The-Money
                                                             Unexercised Options and SAR's         Options and SAR's
                                                                 at September 30, 1999           at September 30, 1999
----------------------------------------------------------------------------------------------------------------------------
                          Shares Acquired
   Name and Position        on Exercise     Value Realized    Exercisable    Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------------
 Christopher M. Swartz         None              None          2,225,000         None            None            None
    President & CEO

   Bradley L. Gordon          500,000            None            None            None            None            None
Chief Operating Officer

   Michael F. Cronin          500,000            None            None            None            None            None
Chief Financial Officer
----------------------------------------------------------------------------------------------------------------------------

Other:

The Company does not carry officers & directors liability insurance or disability benefits in excess of statutorially mandated amounts. Directors receive no compensation for their duties.

The Company maintains, and is the beneficiary of, a $3,000,000 key man term life insurance policy on Mr. Christopher Swartz.

Certain Relationships and Related Transactions

Kalin Enterprises, Inc. is a franchisee of JRECK Subs in Watertown, NY. Mr. Christopher M. Swartz is a 25% shareholder and officer of Kalin Enterprises, Inc.

In April, 1997 Tri-Emp Enterprises, Inc. borrowed $445,000 from 20 investors secured by 445,000 shares of the Company's common stock owned by Tri-Emp Enterprises, Inc. Tri-Emp Enterprises, Inc. in turn, loaned the entire proceeds to the Company. On October 8, 1997 the Company issued 495,000 shares of Common Stock to the 20 note holders in full satisfaction of the amounts owed by Tri-Emp Enterprises, Inc.

The Company issued options to purchase 375,000 shares of Common Stock to Gulf Atlantic Publishing, Inc. on January 6, 1997, exercisable at $0.75 per share. On November 17, 1997 Gulf Atlantic assigned 225,000 of those options to Tri-Emp Enterprises, Inc. in exchange for purchasing 225,000 shares of the Company's common stock directly from Tri-Emp Enterprises, Inc.

In 1997 the Company adjusted the $104,141 carrying value of a note receivable from Mr. H. Thomas Swartz to $0. Mr. Thomas Swartz is the father of Christopher Swartz and Eric Swartz.

In February, 1998 the Company issued 112,793 shares of common stock to Sidney Wertheim and or his designees in satisfaction of $277,404 in debt owed to him by the Company's Little King, Inc. subsidiary.

Mr. Jeremiah Haley, a former director, received 175,000 shares of JRECK Subs Group, Inc. Series A Preferred stock in exchange of his JRECK Subs, Inc. Series A Preferred Stock on May 6, 1996. Mr. Haley was elected to the board of directors pursuant to the rights of the holders of the series A. Mr. Haley received $15,750 in cash dividends on his Preferred Stock in 1997. Mr. Haley has converted all 175,000 shares of Preferred A into 190,000 shares of common stock during 1998. The shares received upon conversion include 15,000 shares in consideration of accrued dividends.

Mr. Christopher M. Swartz, Chairman of the Company and its President and Chief Executive Officer, received (through his control of Tri-Emp Enterprises, Inc.) 5,000,000 shares of the Company in exchange for all the outstanding common shares of Jreck Subs, Inc. on May 6, 1996. Mr. Swartz also received 350,000 shares of the Company's Series B Preferred Stock for his 50% interest in Pastry Product Producers Inc. In June, 1998 Mr. Swartz converted all 350,000 shares of Series B Preferred into 350,000 shares of the Company's Common Stock.

Mr. Bradley Gordon, the Company's Chief Operating Office and a Director, purchased 500,000 shares of the Company's Common Stock in each of two separate transactions to obtain an aggregate of 1,000,000 shares. One transaction occurred in September, 1997 and the other transaction occurred on July 30, 1998. The Company received a promissory note from Mr. Gordon on each agreement for the full amount of each purchase price of $1,500,000 and $687,500 respectively. The notes each bear interest at 9.5% per annum and are due three years from the date of issuance. Mr. Gordon has the right to require the Company to repurchase the shares as consideration for the cancellation of the underlying promissory note. Mr. Gordon received options to acquire an additional 1,000,000 shares at $0.29 per share on October 15, 1999. These options expire on October 15, 2004. Mr. Gordon has not exercised his rights to acquire any shares under this agreement.

Mr. Richard Silberman, a shareholder of the Company, purchased 300,000 shares of the Company's Common Stock in each of two separate transactions to obtain an aggregate of 600,000 shares. One transaction occurred in September, 1997 and the other transaction occurred on July 30, 1998. The Company received a promissory note from Mr. Silberman on each agreement for the full amount of each purchase price of $900,000 and $412,500 respectively. The notes each bear interest at 9.5% per annum and are due three years from the date of issuance. Mr. Silberman has the right to require the Company to repurchase the shares as consideration for the cancellation of the underlying promissory note. Mr. Silberman received options to acquire an additional 600,000 shares at $0.29 per share on October 15, 1999. These options expire on October 15, 2004. Mr. Silberman has not exercised his rights to acquire any shares under this agreement.

Mr. Michael F. Cronin, Chief Financial Officer and Treasurer of the Company, purchased 500,000 shares of the Company's Common Stock. The transaction occurred on July 30, 1998. The Company received a promissory note from Mr. Cronin on the agreement for the full amount of the purchase price of $687,500. The note bears interest at 9.5% per annum and is due three years from the date of issuance. Mr. Cronin has the right to require the Company to repurchase the shares as consideration for the cancellation of the underlying promissory note. Mr. Cronin received options to acquire an additional 1,000,000 shares at $0.29 per share on October 15, 1999. These options expire on October 15, 2004. Mr. Cronin has not exercised his rights to acquire any shares under this agreement.

Mr. Christopher M. Swartz, Chairman of the Company and its President and Chief Executive Officer, was granted options to purchase 2,000,000 shares of the Company's Common Stock. The options were granted in the amount of 1,000,000 shares each on December 29, 1997 and August 3, 1998. The exercise prices were $2.75 and $1.55, respectively, and expire three years from the date of grant.. These options to acquire were repriced at $0.29 per share on October 1, 1999. Mr. Swartz has not exercised his rights to acquire any shares under these agreements.

On January 5, 1998 the Company concluded its Preferred "D" stock offering. The Company raised $2,500,000 through the offering. Eighteen investors purchased 2,500 shares for $1,000 each. The holders of the Series "D" Preferred Stock have no voting rights and are entitled to cumulative dividends of $80 per share, per year, payable in cash or common stock. Holders of the Series "D" may convert a portion or all of their holdings into common stock based upon a conversion rate formula of 65% of the average five day closing bid price five trading days before conversion. The conversion rate was further adjusted by two five percent penalty increments for the Company's failure to file and make effective a Form SB-2 within certain time parameters. As of June 10, 1999 the Company has issued 5,303,574 common shares as conversion shares under this agreement.

On June 10, 1999, the holders of the Preferred "D" converted their entire holding to the Company's newly created Preferred "F" series. The Series D was canceled and 197.5 shares of the Series F were issued in its place . The holders of Series F are each entitled to receive an annual dividend of $1,000. The dividend is payable quarterly beginning August 1, 1999. The holders may require the Company to repurchase the outstanding shares at a 25% premium over the face value of $10,000 no sooner than June 1, 2000 and no later than August 1, 2000. The Company may also redeem the shares at any time prior to February 1, 2000 at $12,500 per share. In the event of liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Series F holders are entitled to receive $13,000 per share.

Tri-Emp Enterprises, Inc. received 500,000 shares of the Company's common stock on August 11, 1999 in a partial payment of $109,400 toward an outstanding debt obligation of the Company to Tri-Emp of $343,000.

PROPOSALS OF SHAREHOLDERS

It is expected that the next annual meeting of the Company's shareholders will be held on or about May 1, 2001. Any proposal of a shareholder which is intended to be presented at that meeting must be received by the Company at its principal executive offices at 2101 West State Road 434, Suite 100, Longwood, Florida, 32779, no later than 120 days prior to to May 1, 2001, in order to include such proposal in the porxy solicitation materials to be issued in connection with the meeting.

OTHER MATTERS

The Board of Directors knows of no other business which will be brought before the meeting. Should other mattes properly come before the meeting, the proxies will vote all Appointments of Proxy received according their the best judgement on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Eric T. Swartz
                                            ---------------------
                                            Secretary